CONSENT OF COUNSEL

            We consent to the reference to our Firm under the heading “Legal Counsel” in the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about May 1, 2015.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York
May 1, 2015